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CONTACT:
John P. Salvador
Director, Investor Relations
NTN Communications, Inc.
(888) 752-9686 x 1180
John.Salvador@ntn.com


       NTN COMMUNICATIONS ANNOUNCES THIRD QUARTER RESULTS

     o The Company reduces consolidated loss before minority interest and income taxes Q3 '03 over Q3 `02
     o Company reports 11.5% increase in third quarter revenues; nine month revenues up by 14.7%
     o NTN Hospitality Technologies segment's nine month division net income up by 38%
     o Acquisition of the assets and liabilities of Breakaway International on July 31, 2003 further extends product line for NTN Hospitality Technologies segment
     o Buzztime Entertainment announces trial with Comcast Cable

CARLSBAD, CA, November 13, 2003 -- NTN Communications, Inc. (AMEX: NTN), a leader in interactive communications and entertainment products for the home and for the hospitality industry, today announced results for the third quarter ended September 30, 2003. NTN will host a live webcast and conference call today to discuss the results at 11:00 am EST (see conference call details below).

Stanley Kinsey, Chairman and CEO of NTN said, "I am very pleased with our financial results for this period. Even as we continued to embrace substantial growth initiatives, integrate new businesses and hit new milestones, the Company delivered a solid financial performance. Both of our business segments continue to make great strides forward in executing and delivering on our vision.

"The NTN Hospitality Technologies segment performed well despite cost pressures from growth initiatives and technology upgrades, such as our VSAT deployment, that will drive substantial future profits. Through the previously announced acquisition and successful integration of Breakaway International, this segment has increased the overall depth of its product line, increased its number of customers, and strengthened its position as a premier provider of communications products and services to the hospitality industry. I believe these efforts will allow us to further increase our penetration into the hospitality industry.

"Our Buzztime subsidiary will soon hit yet another milestone with the recently announced technical trial of the Buzztime Trivia Channel with Comcast's Digital Cable customers in Maryland's Harford and Howard counties later this month. I believe that this trial, along with the completed deployments on two Susquehanna Communications and the Time Warner Maine system, further evidences our leadership position in bringing interactive multiplayer games to the major cable operators."

Financial Results

For the third quarter ended September 30, 2003, NTN reported a consolidated net loss of $716,000, or $(0.02) per common share, which was a $27,000 increase over the net loss of $689,000, or $(0.02) per common share in the third quarter of 2002. The $716,000 net loss represented the combination of $152,000 in net income from the NTN Hospitality Technologies segment and a net loss of $868,000 from Buzztime (all amounts include the effect of intercompany eliminations).

On a loss before minority interest and income taxes basis, NTN posted an improved loss of $708,000 for the quarter ended September 30, 2003 compared to $713,000 for the third quarter of 2002. This measurement is relevant because NTN ended its minority interest accounting in January 2003 when Scientific-Atlanta converted its investment in Buzztime preferred stock to NTN common stock. The Company recorded a benefit from minority interest of $58,000 in the third quarter of 2002 and none in the third quarter of 2003.

NTN posted an 11.5% improvement in its consolidated revenues for the quarter ended September 30, 2003, increasing to $7.27 million compared to revenues of $6.52 million for the third quarter of 2002.

The Company posted consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), a measurement not recognized under generally accepted accounting principles (GAAP), of $305,000 in the third quarter of 2003 compared to EBITDA of $733,000 in the third quarter of 2002, a decrease of $428,000. The reduction was primarily due to the impact of approximately $265,000 in net operating expenses related to the first full quarter of converting to the new two-way VSAT satellite technology and to losses incurred during the integration phase of the new Software Solutions unit (formerly known as Breakaway International). The quarter also included other income of $105,000, which resulted from the early termination of our previous line of credit with GF Capital in July. This was the tenth consecutive quarter of positive EBITDA generated by NTN. A detailed schedule reconciling net income and loss to EBITDA is included in the supplemental tables below.

The NTN Hospitality Technologies segment's net income of $152,000 in the third quarter of 2003 represented a decrease of $70,000 from net income of $222,000 in the third quarter of 2002. The segment posted EBITDA of $1.05 million in the third quarter of 2003 versus $1.45 million in the third quarter of 2002. These results for net income and EBITDA were achieved despite the impact of beginning the process of conversion to the new two-way VSAT satellite technology and of the losses incurred during the integration phase of the new Software Solutions unit. Revenues for the segment increased by $667,000, or 10.3%, to $7.16 million for the third quarter of 2003, compared to revenues of $6.49 million for the same period of 2002. The revenue growth was due primarily to increases in the NTN Wireless unit and the new Software Solutions unit.

Buzztime reported revenue of $133,000 in the third quarter of 2003 compared to $23,000 in the third quarter of 2002. The revenue for the quarter included the recognition of $100,000 in revenues related to the trial of the Buzztime channel with Comcast Corp. as well as license fees received from Susquehanna Communications for the two systems that receive the Buzztime channel. The net loss for Buzztime was $868,000 in the third quarter of 2003, a decrease of $43,000, or 4.7%, from the net loss of $911,000 in the third quarter of 2002.

Over the past year, Buzztime has increased its expenses relating to selling, marketing and technical service efforts to secure deployment of the Buzztime channel.

Nine-Month Results

Consolidated net loss for the first nine months of 2003 was $1.82 million, or $(0.04) per common share, a $66,000 increase over the net loss of $1.75 million, or $(0.04) per common share, in the first nine months of 2002. The $1.82 million loss represented the combination of $939,000 in net income from the NTN Hospitality Technologies segment and a net loss of $2.76 million from Buzztime.

For the first nine months ended September 30, 2003, consolidated revenues were $21.31 million compared to revenues of $18.57 million for the first nine months of 2002, an increase of $2.74 million, or 14.7%.

NTN posted consolidated EBITDA of $1.43 million in the first nine months of 2003 compared to EBITDA of $2.39 million in the first nine months of 2002, a decrease of $959,000. Approximately $455,000 of this reduction was primarily due to an increase in expenses relating to Buzztime's sales and marketing efforts to secure deployment of the Buzztime channel and the remainder was largely due to the impact of the beginning of the rollout of the two-way VSAT satellite technology and to the losses incurred during the integration phase of the new Software Solutions unit.

The NTN Hospitality Technologies segment's net income of $939,000 in the first nine months of 2003 represented an increase of $257,000 over net income of $682,000 in the first nine months of 2002. The segment posted EBITDA of $3.78 million in the first nine months of 2003 versus $4.28 million in the first nine months of 2002. The EBITDA decline was largely due to the impact of the beginning of the rollout of the two-way VSAT satellite technology and to the losses incurred during the integration phase of the new Software Solutions unit. Revenues for the segment increased by $2.67 million, or 14.5%, to $21.14 million for the first nine months of 2003, compared to revenues of $18.47 million for the same period of 2002. The growth in revenues was primarily due to the contributions by the NTN Wireless unit and by the new Software Solutions unit.

Buzztime reported revenue of $198,000 in the first nine months of 2003 compared to $106,000 in the first nine months of 2002. The net loss for Buzztime was $2.76 million in the first nine months of 2003, an increase of $323,000, or 13.3%, over a net loss of $2.44 million in the first nine months of 2002. Over the past year, Buzztime has increased its expenses relating to sales and marketing efforts to secure deployment of the Buzztime channel.

Conference Call

NTN will provide a live webcast of its conference call today at 11:00 a.m., E.S.T., pertaining to the matters addressed in this press release, including NTN's financial results for the third quarter of 2003, at www.ntn.com, or by dialing (800) 298-9646 (US only). International callers please dial (904) 779-4740. There is no pass code required for this call. If you are unable to participate during the live webcast, the call will be archived on NTN's web site www.ntn.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing (800) 252-6030 (US only) or (402) 220-2491 (international).

About NTN Communications, Inc.
Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Hospitality Technologies segment and Buzztime Entertainment, Inc., a subsidiary. The NTN Hospitality Technologies segment, which focuses on the out-of-home hospitality industries, is comprised of the NTN interactive television (iTV) Network, NTN Wireless Communications, Inc., and NTN Software Solutions, Inc. The iTV Network is the largest out of home interactive entertainment network in the world and provides a promotional service to our hospitality customers. Through NTN's digital interactive technology, the NTN iTV Network delivers entertainment and sports programming engaging more than 1.7 million players and reaching more than 6 million unique customers each month in approximately 3,600 North American hospitality locations such as Applebee's, Bennigan's, Buffalo Wild Wings, Damon's Grill, TGIFriday's, and others. NTN Wireless(TM) manufactures, sells, and repairs paging equipment to over 2,800 restaurants, as well as providing on site messaging solutions for hospitals, church and synagogue nurseries, salons, business offices and retail establishments. NTN Software Solutions will include the gift and loyalty card program along with Vision(TM), a POS management system, and Enterprise(TM), an Internet communications management solution. NTN Hospitality Technologies provides services to leading restaurants such as The Cheesecake Factory, Darden Restaurants, Domino's Pizza, Gaylord Entertainment, Logan's Roadhouse, MGM MIRAGE, O'Charley's, and more. Buzztime Entertainment, Inc. produces Buzztime(R), the interactive trivia channel, and live sports prediction games such as QB1(R) from its live interactive broadcast studio. Buzztime's partners include: Scientific-Atlanta, Inc., Liberate Technologies, Media General, Inc., Microsoft Corporation's MSN(R) TV and the National Football League.

Except for historical references, this release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to future profitability and growth of the NTN Hospitality Technologies segment, broadening of product line and leveraging of national infrastructure, integration of additional product opportunities, deployment and distribution of the Buzztime interactive television channel, and future shareholder value, all of which are subject to risks and uncertainties including the risks of changing economic conditions, product demand and market acceptance, and the impact of competitive products and pricing. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of NTN's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the second quarter ended June 30, 2003 and the Company's registration statement on Form S-3 filed on May 21, 2003, which are on file with the Securities and Exchange Commission. NTN does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.


       For additional free information on NTN Communications at no charge, please call 1-800-PRO-INFO and enter ticker symbol NTN

                              -- Tables to Follow -

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations

                                                     Three Months Ended                    Nine Months Ended
                                                        September 30,                        September 30,
                                                  2003               2002             2003               2002
                                            ----------------  ----------------- ----------------- ----------------
Revenues:
   Hospitality Technologies revenues         $   7,157,000     $   6,491,000     $  21,127,000     $   18,458,000
   Buzztime revenues                               107,000            23,000           172,000            106,000
   Other revenues                                    3,000             2,000             8,000              7,000
                                            ----------------  ----------------- ----------------- ----------------
      Total revenues                             7,267,000         6,516,000        21,307,000         18,571,000
                                            ----------------  ----------------- ----------------- ----------------
Operating expenses:
   Direct operating costs (includes
   depreciation of $652,000, $846,000,
   $2,123,000 and $2,541,000 for the
   three & nine month periods ended
   Sept. 30, 2003 and 2002,
   respectively)                                 2,817,000         2,494,000         8,309,000          7,281,000
   Selling, general and administrative           4,822,000         4,191,000        13,561,000         11,585,000
   Depreciation and amortization                   329,000           417,000           908,000          1,195,000
   Research and development                         80,000             2,000           244,000             11,000
                                            ----------------  ----------------- ----------------- ----------------
      Total operating expenses                   8,048,000         7,104,000        23,022,000         20,072,000
                                            ----------------  ----------------- ----------------- ----------------

Operating loss                                    (781,000)         (588,000)       (1,715,000)        (1,501,000)
                                            ----------------  ----------------- ----------------- ----------------

Other income (expense):
      Interest income                                1,000                --             4,000              6,000
      Interest expense                             (33,000)         (125,000)         (200,000)          (379,000)
      Gain on early extinguishment of debt         105,000                --           105,000                 --
                                            ----------------- ----------------  ----------------- ----------------
      Total other income (expense)                  73,000          (125,000)          (91,000)          (373,000)
                                            ----------------- ----------------  ----------------- ----------------
Loss before minority interest and
income taxes                                      (708,000)         (713,000)       (1,806,000)        (1,874,000)
Minority interest                                       --            58,000            10,000            155,000
                                            ----------------- ----------------  ----------------- ----------------

Net loss before income taxes                      (708,000)         (655,000)       (1,796,000)        (1,719,000)
Provision for income taxes                           8,000            34,000            23,000             34,000
                                            ----------------- ----------------  ----------------- ----------------

Net loss                                     $    (716,000)         (689,000)    $  (1,819,000)    $   (1,753,000)
                                            ================= ================  ================= ================
Net loss per common share - basic and
diluted                                      $       (0.02)    $       (0.02)    $       (0.04)    $        (0.04)
                                            ================= ================  ================= ================
Weighted average shares outstanding -
basic and diluted                               46,939,000        39,270,000        44,601,000         38,999,000
                                            ================= ================  ================= ================
EBITDA Reconciliation:
Net loss                                     $    (716,000)    $    (689,000)    $  (1,819,000)    $   (1,753,000)
add back:
Interest expense, net                               32,000           125,000           196,000            373,000
Provision for income taxes                           8,000            34,000            23,000             34,000
Depreciation and amortization                      981,000         1,263,000         3,031,000          3,736,000
                                            ----------------- ----------------  ----------------- ----------------
EBITDA                                       $     305,000     $    733,000      $   1,431,000     $    2,390,000
                                            ================= ================  ================= ================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Statements of Operations by Business

Segment For the purposes of this presentation, the Hospitality Technologies segment information includes certain, "Other Revenues," which are not material.

                                                            For the Three Months Ended September 30, 2003
                                                ----------------------------------------------------------------------
                                                 Hospitality Tech.      Buzztime       Intercompany        Total
                                                                                       Eliminations
                                                -------------------  ---------------- ----------------  --------------
Revenues                                         $    7,160,000       $   133,000      $   (26,000)      $ 7,267,000
Operating expenses                                    7,073,000         1,001,000          (26,000)        8,048,000
                                                -------------------  ---------------- ----------------  --------------

Operating income (loss)                                  87,000          (868,000)              --          (781,000)
Other income (expense)                                   73,000                --               --            73,000
                                                -------------------  ---------------- ----------------  --------------

Income (loss) before income taxes                       160,000          (868,000)              --          (708,000)
Provision for income taxes                                8,000                --               --             8,000
                                                -------------------  ---------------- ----------------  --------------

Net income (loss)                                $      152,000       $  (868,000)     $        --       $  (716,000)
                                                ===================  ================ ================  ==============

EBITDA Calculation:
Net income (loss)                                $      152,000       $  (868,000)     $        --       $  (716,000)
  Interest expense, net                                  32,000                --               --            32,000
  Provision for income taxes                              8,000                --               --             8,000
  Depreciation and amortization                         858,000           123,000               --           981,000
                                                -------------------  ---------------- ----------------  --------------

EBITDA                                           $    1,050,000       $  (745,000)     $        --       $   305,000
                                                ===================  ================ ================  ==============

                                                             For the Three Months Ended September 30, 2002
                                                ----------------------------------------------------------------------
                                                 Hospitality Tech.      Buzztime       Intercompany         Total
                                                                                       Eliminations
                                                -------------------  ---------------- ----------------  --------------
Revenues                                         $    6,493,000       $    23,000      $        --       $ 6,516,000
Operating expenses                                    6,112,000           992,000               --         7,104,000
                                                -------------------  ---------------- ----------------  --------------
Operating income (loss)                                 381,000          (969,000)              --          (588,000)
Other income (expense)                                 (125,000)               --               --          (125,000)
                                                -------------------  ---------------- ----------------  --------------
Income (loss) before minority interest and              256,000          (969,000)              --          (713,000)
income taxes
Minority interest in loss of subsidiary                      --            58,000               --            58,000
                                                -------------------  ---------------- ----------------  --------------
Net income (loss) before income taxes                   256,000          (911,000)              --          (655,000)
Provision for income taxes                               34,000                --               --            34,000
                                                -------------------  ---------------- ----------------  --------------
Net income (loss)                                $      222,000       $  (911,000)     $        --       $  (689,000)
                                                ===================  ================ ================  ==============
EBITDA Calculation:
Net income (loss)                                $      222,000       $  (911,000)     $        --       $  (689,000)
  Interest expense, net                                 125,000                --               --           125,000
  Provision for income tax                               34,000                --               --            34,000
  Depreciation and amortization                       1,073,000           190,000               --         1,263,000
                                                -------------------  ---------------- ----------------  --------------
EBITDA                                           $    1,454,000       $  (721,000)     $        --       $   733,000
                                                ===================  ================ ================  ==============

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.
-------------------------------------------------------------------------------

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                  Statements of Operations by Business Segment

For the purposes of this presentation, the Hospitality Technologies segment information includes certain, "Other Revenues," which are not material.

                                                             For the Nine Months Ended September 30, 2003
                                                -----------------------------------------------------------------------
                                                 Hospitality Tech.      Buzztime        Intercompany         Total
                                                                                        Eliminations
                                                ------------------  ----------------- ----------------   ---------------
Revenues                                         $   21,135,000      $     198,000       $   (26,000)     $  21,307,000
Operating expenses                                   20,082,000          2,966,000           (26,000)        23,022,000
                                                ------------------  ----------------- ----------------   ---------------

Operating income (loss)                               1,053,000         (2,768,000)               --         (1,715,000)
Other income (expense)                                  (91,000)                --                --            (91,000)
                                                ------------------  ----------------- -----------------  ---------------

Income (loss) before minority interest                  962,000         (2,768,000)               --         (1,806,000)
and income taxes
Minority interest in loss of subsidiary                      --             10,000                --             10,000
                                                ------------------  ----------------- -----------------  ---------------
Net income (loss) before income taxes                   962,000         (2,758,000)               --         (1,796,000)
Provision for income taxes                               23,000                 --                --             23,000
                                                ------------------  ----------------- ----------------- ---------------
Net income (loss)                                $      939,000      $  (2,758,000)      $        --      $  (1,819,000)
                                                ==================  ================= =================  ===============


EBITDA Calculation:
Net income (loss)                                $      939,000      $  (2,758,000)      $        --      $  (1,819,000)
  Interest expense, net                                 196,000                 --                --            196,000
  Provision for income taxes                             23,000                 --                --             23,000
  Depreciation and amortization                       2,618,000            413,000                --          3,031,000
                                                ------------------  ----------------- -----------------  ---------------

EBITDA                                           $    3,776,000      $  (2,345,000)      $        --      $   1,431,000
                                                ==================  ================= =================  ===============

                                                              For the Nine Months Ended September 30, 2002
                                                                                        Intercompany
                                                 Hospitality Tech.      Buzztime        Eliminations         Total
                                                ------------------  ----------------  ----------------- -----------------
Revenues                                         $   18,465,000      $     106,000     $          --      $  18,571,000
Operating expenses                                   17,376,000          2,696,000                --         20,072,000
                                                ------------------  ----------------  -----------------  ----------------
Operating income (loss)                               1,089,000         (2,590,000)               --         (1,501,000)
Other income (expense)                                 (373,000)              --                  --           (373,000)
                                                ------------------  ----------------  -----------------  ----------------

Income (loss) before minority interest and              716,000         (2,590,000)               --         (1,874,000)
income taxes
Minority interest in loss of subsidiary                      --            155,000                --            155,000
                                                ------------------  ----------------  -----------------  ----------------
Net income (loss) before income taxes                   716,000         (2,435,000)               --         (1,719,000)
Provision for income taxes                               34,000                 --                --             34,000
                                                ------------------  ----------------  -----------------  ----------------

Net income (loss)                                $      682,000      $  (2,435,000)    $          --      $  (1,753,000)
                                                ==================  ================  =================  ================

EBITDA Calculation:
Net income (loss)                                $      682,000      $  (2,435,000)    $          --      $  (1,753,000)
  Interest expense, net                                 373,000                 --                --            373,000
  Provision for income taxes                             34,000                 --                --             34,000
  Depreciation and amortization                       3,191,000            545,000                --          3,736,000
                                                ------------------  ----------------  -----------------  ----------------
EBITDA                                           $    4,280,000      $  (1,890,000)    $          --      $   2,390,000
                                                ==================  ================  =================  ================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets


                                                                                  September 30,     December 31,
Assets                                                                               2003 (1)           2002
                                                                                ----------------  ----------------
Current Assets:
        Cash and cash equivalents                                                $    2,499,000    $      577,000
        Restricted cash                                                                      --           102,000
        Accounts receivable - trade, net                                              2,617,000         2,013,000
        Inventory                                                                       438,000           241,000
        Investments available-for-sale                                                  168,000           178,000
        Deferred costs                                                                  407,000           492,000
        Prepaid expenses and other current assets                                       648,000           581,000
                                                                                ----------------  ----------------
                        Total current assets                                          6,777,000         4,184,000
Broadcast equipment and fixed assets, net                                             4,752,000         5,141,000
Software development costs, net                                                         676,000           591,000
Deferred costs                                                                          443,000           370,000
Intangible assets                                                                     6,005,000           499,000
Other assets                                                                             57,000            57,000
                                                                                ----------------  ----------------
                        Total assets                                             $   18,710,000    $   10,842,000
                                                                                ================  ================

                      Liabilities and Shareholders' Equity

Current Liabilities:
        Accounts payable                                                         $    1,265,000    $      657,000
        Accrued expenses                                                              2,191,000         1,491,000
        Obligations under capital leases                                                147,000           184,000
        Equipment note payable                                                           45,000                --
        Revolving line of credit                                                      1,000,000            89,000
        Deferred revenue - Hospitality Technologies                                   1,695,000         1,199,000
        Deferred revenue - Buzztime                                                     226,000                --
                                                                                ----------------  ----------------
                Total current liabilities                                             6,569,000         3,620,000
Obligations under capital leases, excluding current portion                             160,000           199,000
Revolving line of credit, excluding current portion                                          --         2,250,000
8% senior convertible notes                                                                  --         1,997,000
Deferred revenue - Hospitality Technologies                                             274,000           653,000
Equipment note payable                                                                  191,000                --
                                                                                ----------------  ----------------
                        Total liabilities                                             7,194,000         8,719,000
                                                                                ----------------  ----------------
Minority interest in consolidated subsidiary                                                 --           643,000
                                                                                ----------------  ----------------
Shareholders' equity:
        Series  A 10% cumulative convertible preferred stock, $.005 par value
                5,000,000 shares authorized; 161,000 shares issued and
                outstanding at September 30, 2003 and December 31, 2002                   1,000             1,000
        Common stock, $.005 par value, 84,000,000 shares authorized;
                47,473,000 and 39,381,000 shares issued and outstanding
                at September 30, 2003 and December 31, 2002, respectively               236,000           196,000
        Additional paid-in capital                                                   92,826,000        81,211,000
        Accumulated deficit                                                         (80,898,000)      (79,079,000)
        Accumulated other comprehensive loss                                           (649,000)         (639,000)
        Treasury stock, at cost, 0 and 91,000 shares at
          September 30, 2003 and December 31, 2002, respectively                             --          (210,000)
                                                                                ----------------  ----------------
                        Total shareholders' equity                                   11,516,000         1,480,000
                                                                                ----------------  ----------------
                        Total liabilities and shareholders' equity               $   18,710,000    $   10,842,000
                                                                                ================  ================

(1) The September 30, 2003 balance sheet does not reflect the final allocation of fair value of the Breakaway International transaction to the acquired software, customer list, non-compete agreements and other intangible assets. The Company is in the process of obtaining third party information to finalize the allocation.